EXHIBIT 10.15

$1,500,000.00	Silver Spring, Maryland
August 1, 2006

PROMISSORY NOTE

FOR VALUE RECEIVED, TACTICAL SOLUTION PARTNERS, INC., a Delaware corporation (“Borrower”), promises to pay to the order of AMERICAN BANK (“Lender”), during regular business hours at Lender’s office at 12211 Plum Orchard Drive, Suite 300, Silver Spring, Maryland 20904-7803 or such other place as Lender may from time to time designate, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (“Loan”), or so much thereof as may be advanced to Borrower by Lender under the Loan and Security Agreement between Borrower and Lender of even date herewith (“Loan Agreement”), with interest thereon at the rate or rates specified below until paid in full, and any and all other sums which may be owing to Lender by Borrower pursuant to this Promissory Note (“Note”), in accordance with the provisions set forth herein.

1.

PRIMARY BUSINESS TERMS

1.1.

Maturity Date.  The final and absolute maturity date of this Note (“Maturity Date”) shall be August 1, 2007; provided, however, that so long as no Event of Default (defined below) has occurred, the Maturity Date may be extended from time to time on an annual basis at Lender’s option, as evidenced by a written notice from Lender to Borrower.  Lender may condition any extension upon the submission of certain financial information, the payment of certain extension fees and the delivery of such other documents and information as Lender in Lender’s sole discretion may require.

1.2.

Interest Rate.  From the date of this Note until all sums owed on this Note are paid in full, interest shall accrue on the principal balance outstanding under this Note at a fluctuating annual rate of interest equal to the Prime Rate, adjusted daily, plus 1%.  The Prime Rate is the rate published in the “Money Rates” table in The Wall Street Journal (Eastern Edition) as the prime rate.  If The Wall Street Journal prime rate is no longer available, Lender shall choose another similar rate to be the Prime Rate, in accordance with all applicable laws.  Lender makes loans with interest rates at, above and below the Prime Rate.  Changes in the applicable interest rate shall be made as of the occurrence of changes in such rate.  Interest shall be calculated on the basis of a 360 days per year factor applied to the actual days on which there exists a principal balance outstanding under this Note.

1.3.

Payment.  Borrower shall make a payment to Lender of accrued and unpaid interest only on September 1, 2006, and on the first calendar day of each succeeding month.  All sums due under this Note, including principal, interest, charges and fees, are payable immediately in full upon the earlier to occur of (a) the Maturity Date, or (b) the demand of the holder of this Note.  Demand for payment in full of all sums due under this Note may be made at any time by the holder of this Note, without prior notice and regardless of whether an Event of Default has occurred.  All payments made under this Note shall be made by such form of check, draft or other instrument as may be approved from time to time by Lender, and shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.  All payments made under this Note shall be applied first to late charges or other sums owed to Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in Lender’s sole discretion, may elect from time to time.

1.4.

Late Charge.  If any payment due under this Note is not received by Lender within 15 calendar days after its due date, Borrower shall pay a late charge equal to 5% of the amount then due.

1.5.

Prepayment.  Borrower may prepay this Note in whole or in part at any time or from time to time without premium or additional interest.

2.

DEFAULT AND REMEDIES

2.1.

Events of Default. Each of the following shall constitute an event of default under this Note (“Event of Default”):

a.

A default in the payment of any sum due under this Note.

b.

A default in the performance of any of the covenants, conditions or terms of the Loan Agreement or any other agreement or document executed by Borrower or any other person for the benefit of Lender or any holder in connection with the Loan (collectively with the Loan Agreement, “Loan Documents”).

2.2.

Remedies. Upon the occurrence of an Event of Default, in addition to all other rights and remedies available to Lender under the Loan Documents and applicable law, Lender shall have the following rights and remedies:

a.

Default Interest Rate.  Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the principal balance outstanding under this Note by 3 percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the principal balance outstanding under this Note.

b.

Confession of Judgment.  Borrower authorizes any attorney designated by Lender or any clerk of any court of record to appear for Borrower and confess judgment against Borrower in favor of Lender for the full amount due on this Note (including principal, accrued interest, charges and fees), plus court costs, plus attorneys’ fees equal to 15% of the amount due, all without prior notice or opportunity of Borrower for prior hearing, without stay of execution or right of appeal, and expressly waiving the benefit of all exemption laws and any irregularity or error in entering any such judgment.  No single exercise of the power to confess judgment granted in this paragraph shall exhaust the power, regardless of whether such exercise is ruled invalid, void or voidable by any court.  The power to confess judgment granted in this paragraph may be exercised from time to time as often as the holder of this Note may elect.  Notwithstanding Lender’s right to obtain a judgment for attorneys’ fees in the amount described in this paragraph, Lender shall be entitled to collect only such attorneys’ fees as are incurred by Lender in accordance with Section 2.3 of this Note.

2.3.

Expenses of Collection and Attorneys’ Fees.  If this Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, Borrower shall pay all of Lender’s costs, fees and expenses, including reasonable attorneys’ fees, resulting from such referral.

3.

MISCELLANEOUS

3.1.

Assignability.  This Note may be assigned by Lender or any holder at any time or from time to time.  This Note shall inure to the benefit of and be enforceable by Lender and Lender’s successors and assigns and any other person to whom Lender or any holder may grant an interest in Borrower’s obligations under this Note, and shall be binding and enforceable against Borrower and Borrower’s personal representatives, successors and assigns.

3.2.

Negotiable Instrument.  Borrower agrees that this Note shall be deemed a negotiable instrument even if this Note would not qualify under applicable law, absent this Section, as a negotiable instrument.

3.3.

Choice of Law.  This Note shall be governed by the laws of the State of Maryland.

3.4.

Unconditional Obligations.  Borrower’s obligations under this Note shall be the absolute and unconditional duty and obligation of Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which Borrower might otherwise have against the holder of this Note, and

Borrower shall pay absolutely the payments of principal, interest, fees and expenses required under this Note, free of any deductions and without abatement, diminution or set-off.

3.5.

Tense; Gender; Section Headings.  In this Note, the singular includes the plural and vice versa; and each reference to any gender also applies to any other gender.  The section headings are for convenience only and are not part of this Note.

3.6.

Time.  Time is of the essence of this Note.

4.

CONSENTS AND WAIVERS

4.1.

Waiver of Presentment, Etc.  Borrower waives presentment, notice of dishonor and protest.

4.2.

Consent to Extensions, Etc.  From time to time, without affecting any of the obligations of Borrower under this Note, without giving notice to or obtaining the consent of Borrower, and without liability on the part of Lender, Lender may, at Lender’s option, extend the maturity of this Note, or any payment due under this Note, reduce the amount of any payments under this Note, release anyone liable on any amount due under this Note, accept a renewal of this Note, modify the terms of payment of any amounts due under this Note, join in any extension or subordination agreement, release any security for the Note, or take or release any other or additional security.

4.3.

Jury Trial Waiver.  Borrower and Lender (by acceptance of this Note) jointly waive trial by jury in any action or proceeding to which Borrower and any holder of this Note may be parties, arising out of or in any way pertaining to this Note or any of the other Loan Documents.  It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Note.  This waiver is knowingly, willingly and voluntarily made by Borrower, and Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect.  Borrower further represents that it has been represented in the signing of this Note and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first written above.

WITNESS/ATTEST:	BORROWER:

TACTICAL SOLUTION PARTNERS, INC.
A Delaware Corporation

/s/ Fawn Bennett	By:	/s/ C. Brechin	(SEAL)
Name: C.B. Brechin
Title: Vice President and Treasurer

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